U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: May 18, 2001



                              GOLDSTATE CORPORATION
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter



        00-26705                                         88-0354425
(Commission file number)                    (I.R.S. Employer Identification No.)



                       3305 Spring Mountain Road, Suite 60
                             Las Vegas, Nevada 89012
                    (Address of Principal Executive Offices)

                                 (888) 228-5526
                           (Issuer's telephone number)

Items 2 through 6 and 8 not applicable.

Item 1. Changes in Control of Registrant

     (a) On May 18, 2001, the board of directors of Goldstate Corporation, a Nevada corporation (the "Company") authorized the execution of settlement agreements with certain creditors of the Company and the subsequent issuance of an aggregate of 7,035,308 shares of its restricted common stock.

     The Company has incurred debt inclusive of accrued interest in the aggregate amount of $125,706.17 and $15,000.00, respectively, with certain creditors of the Company (the "Creditor(s)"). Such debt due and owing by the Company relates to either past financial, administrative and managerial services performed by the respective Creditor pursuant to consulting service agreements entered into with the Company and/or prior advances made by the respective Creditor to the Company. Therefore, the Company entered into separate settlement agreements dated May 18, 2001, respectively, with each Creditor (the "Settlement Agreement(s)"), whereby each Creditor agreed to settle the debt owed to it by the Company and accept the issuance of restricted common shares of the Company at the rate of $0.02 per share as settlement for all interest and principle due and outstanding to such Creditor as of the date of the Settlement Agreement as follows:

--------------------------------------------------------------------------------
Name of Creditor          Dollar Amount    Rate per Share    Number of Shares of
                            Of Debt                          Common Stock Issued
--------------------------------------------------------------------------------

Tarmac Management Ltd.    $125,706.17          $0.02              6,285,308

No. 50 Corporate          $ 15,000.00          $0.02                750,000
 Ventures Ltd.
--------------------------------------------------------------------------------

     (b) Subsequently, Tarmac Management Ltd. ("Tarmac") entered into several separate assignment agreements dated May 18, 2001 (the "Assignment Agreement(s)"), whereby Tarmac agreed to assign certain of its rights, title and interest in the Settlement Agreement, including the issuance of the restricted common shares of the Company, in exchange for the settlement and release of contractual debts owed by Tarmac to certain creditors.

     (c) On May 18, 2001, the Company issued an aggregate of 7,035,308 of its restricted common stock to the Creditors and the respective assignees of Tarmac based upon the assignee's proportionate right to the issuance of such shares of restricted common stock. As a result of the issuance of 7,035,308 shares of its restricted common stock on May 18, 2001, which represents approximately 64.9% of the current issued and outstanding shares of common stock, there was a change in control of the Company. The following table sets forth the name and address, as of the date of this Report, and the approximate number of shares of common stock owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5%) of the Company's common stock, and the name and shareholdings of each officer and director and all officers and directors as a group.

--------------------------------------------------------------------------------
Title of Class    Name and Address of       Amount and Nature      Percent of
                   Beneficial Owner            of Class              Class
--------------------------------------------------------------------------------

Common Stock      No. 50 Corporate             1,491,200             13.8%
                   Ventures Ltd.
                  1255 W. Pender St.
                  Vancouver, B.C.
                  Canada V6E 2V1

Common Stock      Cybergarden                    695,000              6.4%
                   Development, Inc.
                  1177 W. Hastings St.
                  Suite 1710
                  Vancouver, B.C.
                  Canada V6E 2L3

Common Stock      Tarmac Management Ltd.         785,308              7.2%
                  1250 W. Hastings St.
                  Vancouver, B.C.
                  Canada V6E 2M4

Common Stock      All officers and               100,000               .09%
                  directors as a group
                  (2 persons)
--------------------------------------------------------------------------------

     There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or any other matters which may require shareholder approval.


Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          10.1 Settlement Agreement dated May 18, 2001 between Goldstate Corporation and Tarmac Management Ltd.

          10.2 Settlement Agreement dated May 18, 2001 between Goldstate Corporation and No. 50 Corporate Ventures Ltd.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             GOLDSTATE CORPORATION


Date: May 18, 2001                           By: /s/ Ron F. Horvat
                                             ----------------------
                                             Ron F. Horvat, President